                                   EXHIBIT 21

                                               STATE OF        PERCENTAGE
      NAME OF SUBSIDIARY                     ORGANIZATION     OF OWNERSHIP
      ------------------                     ------------     ------------
14th Street Acquisition Corporation            New York            100%
825 Seventh Avenue Holding Corporation         New York            100%
Amherst Holding Corporation                    New York            100%
Amherst Industries, Inc.                       New York            100%
Atlantic City Holding Corporation              New Jersey          100%
Bensalem Holding Company                       Pennsylvania        100%
Bethlehem Holding Company                      Pennsylvania        100%
Bordentown Holding Corporation                 New Jersey          100%
Brentwood Development Corp.                    New York            100%
Bridgeland Warehouses, Inc.                    New Jersey          100%
Brooklyn Junction Holding Corporation          New York            100%
Camden Holding Corporation                     New Jersey          100%
Chicopee Holding Corporation                   Massachusetts       100%
Clementon Holding Corporation                  New Jersey          100%
Cross Avenue Broadway Corporation              New York            100%
Cumberland Holding Corporation                 New Jersey          100%
Dallas Skillman Abrams Crossing Corporation    Texas               100%
Delran Holding Corporation                     New Jersey          100%
Dover Holding Corporation                      New Jersey          100%
Dundalk Stores Corporation                     Maryland            100%
Durham Leasing Corp.                           New Jersey          100%
Eudowood Holding Corporation                   Maryland            100%
Evesham Holding Corporation                    New Jersey          100%
Gallery Market Holding Company                 Pennsylvania        100%
Glen Burnie Shopping Plaza, Inc.               Maryland            100%
Greenwich Holding Corporation                  New York            100%
Hackbridge Corporation                         New Jersey          100%
Hagerstown Holding Corporation                 Maryland            100%
Hanover Holding Corporation                    New Jersey          100%
Hanover Industries, Inc.                       New Jersey          100%
Hanover Leasing Corporation                    New Jersey          100%
Hanover Public Warehousing, Inc.               New Jersey          100%
Henrietta Holding Corp.                        New York            100%
HEP Acquisition Corporation                    Delaware            100%
Jersey City Leasing Corporation                New Jersey          100%
Kearny Holding Corp.                           New Jersey          100%
Kearny Leasing Corporation                     New Jersey          100%
Lancaster Holding Company                      Pennsylvania        100%
Landthorp Enterprises, Inc.                    Delaware            100%
Lawnside Holding Corporation                   New Jersey          100%
Lawnside Leasing Corporation                   New Jersey          100%
Lawnwhite Holding Corporation                  New Jersey          100%
Lewisville Town Centre Corporation             Texas               100%
Littleton Holding Corporation                  New Jersey          100%
Lodi Industries Corp.                          New Jersey          100%
Lodi Leasing Corporation                       New Jersey          100%

                                          STATE OF      PERCENTAGE
   NAME OF SUBSIDIARY                   ORGANIZATION   OF OWNERSHIP
   ------------------                   ------------   ------------
Manalapan Industries, Inc.              New Jersey          100%
Marple Holding Company                  Pennsylvania        100%
Menands Holding Corporation             New York            100%
Mesquite Crossing Corporation           Texas               100%
Middletown Holding Corporation          New Jersey          100%
Montclair Holding Corporation           New Jersey          100%
Morris Plains Leasing Corp.             New Jersey          100%
National Hydrant Corporation            New York            100%
New Hanover, Inc.                       New Jersey          100%
Newington Holding Corporation           Connecticut         100%
New Woodbridge, Inc.                    New Jersey          100%
North Bergen Stores, Inc.               New Jersey          100%
North Plainfield Holding Corporation    New Jersey          100%
Oak Trading Company                     New Jersey          100%
Philadelphia Holding Company            Pennsylvania        100%
Phillipsburg Holding Corporation        New Jersey          100%
Pike Holding Company                    Pennsylvania        100%
Princeton Corridor Holding Corporation  New Jersey          100%
Rahway Leasing Corporation              New Jersey          100%
RMJ Company, Inc.                       New Jersey          100%
Rochester Holding Corporation           New York            100%
Silver Lane Properties, Inc.            Connecticut         100%
Springfield Holding Corporation         Massachusetts       100%
Star Universal Corporation              New Jersey          100%
T.G. Hanover, Inc.                      New Jersey          100%
T.G. Stores, Inc.                       Maryland            100%
Terrill Holding Corporation             New Jersey          100%
The Second Lawnside Corporation         New Jersey          100%
The Second Rochester Corporation        New York            100%
Turnersville Holding Corporation        New Jersey          100%
Two Guys - Conn., Inc.                  Connecticut         100%
Two Guys - Mass., Inc.                  Massachusetts       100%
Two Guys from Harrison, Inc.            New Jersey          100%
Two Guys from Harrison Company          Pennsylvania        100%
Two Guys from Harrison - N.Y., Inc.     New York            100%
Unado Corp.                             New Jersey          100%
Upper Moreland Holding Company          Pennsylvania        100%
Vornado, Inc.                           New York            100%
Vornado Acquisition Corporation         Delaware            100%
Vornado Finance Corp.                   Delaware            100%
Vornado Holding Corporation             Delaware            100%
Vornado Investments Corporation         Delaware            100%
Vornado Lending Corp.                   New Jersey          100%
Watchung Holding Corporation            New Jersey          100%
Watchung Mountain Corporation           New Jersey          100%
White Horse Lawnside Corporation        New Jersey          100%
West Windsor Holding Corporation        New Jersey          100%
York Holding Company                    Pennsylvania        100%


                                      -146-